UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2013

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2013, the Board of Directors of Barrett Business Services, Inc. (the "Company"), approved amendments to the Company's bylaws, effective March 11, 2013. The amendments: (i) clarify that directors will be elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present; and (ii) add a provision governing the conduct of stockholder meetings, including (a) specifying that the chairman of the board will chair the meeting or, in his or her absence, the vice chairman or the Company's president, in that order, and (b) giving the meeting chairman sole discretion to prescribe rules and procedures and to take action for the proper conduct of the meeting, including limiting attendance and participation at the meeting to stockholders of record, determining when the polls open and close, recessing or adjourning the meeting to a later date, and maintaining order and security at the meeting.

The amendments to the Company's bylaws are attached as Exhibit 3.1 to this report and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

3.1 Amendments to Bylaws of Barrett Business Services, Inc., effective March 11, 2013.

3.2 Bylaws of Barrett Business Services, Inc., as amended through March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: March 13, 2013	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary